Exhibit 99.1

Jade Biosciences Outlines Key 2026 Objectives and Strategy to Advance Pipeline of Potentially Best-in-Class Monoclonal Antibodies Across Multiple Autoimmune Diseases Ahead of the 44th Annual J.P. Morgan Healthcare Conference

•	JADE101 Phase 1 healthy volunteer trial ongoing; biomarker-rich interim data expected in the first half of 2026

•	Phase 2 clinical trial of JADE101 in patients with IgA nephropathy expected to begin mid-2026; preliminary data anticipated in 2027

•

JADE201, a half-life extended afucosylated anti-BAFF receptor antibody, expected to advance into first-in-human study in rheumatoid arthritis patients in the second quarter of 2026; interim data anticipated in 2027

•	Third development candidate, JADE301, nominated; currently in preclinical development; Phase 1 clinical trial expected to commence in the first half of 2027

•	Approximately $336 million of cash, cash equivalents, and investments as of December 31st, 2025 expected to provide runway into the first half of 2028

•	Company to present at the 44th Annual J.P. Morgan Healthcare Conference on January 15, 2026, at 11:15 a.m. PT

San Francisco and Vancouver, British Columbia January 5, 2026 – Jade Biosciences, Inc. (the “Company” or “Jade”) (Nasdaq: JBIO), a clinical-stage biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced its 2026 strategic priorities, including anticipated milestones ahead of the 44th Annual J.P. Morgan Healthcare Conference, taking place January 12–15, 2026, in San Francisco, California.

“2026 is expected to be another year of rapid growth for Jade as we advance our pipeline across multiple clinical trials and transition toward late-stage development for our lead candidate, JADE101” said Tom Frohlich, Chief Executive Officer of Jade Biosciences. “With interim Phase 1 data and Phase 2 initiation anticipated for JADE101 in IgA nephropathy, the planned Phase 1 start of our anti-BAFF-R program, JADE201, and continued investment in discovery-stage antibody innovation, we are executing on a focused strategy to build a next-generation autoimmune company. Our programs are designed to deliver deeper, more durable efficacy with a lower treatment burden for patients. Backed by a strong balance sheet with runway expected to last into the first half of 2028, we enter the year poised to deliver meaningful benefit to patients, have impactful clinical catalysts, and drive long-term growth and value creation.”

Key Program Updates

JADE101: Novel Anti-APRIL Monoclonal Antibody in Development for IgAN

JADE101 is an investigational, fully human monoclonal antibody designed to selectively inhibit A Proliferation-Inducing Ligand (APRIL), a key driver of pathogenic IgA production in patients with IgA nephropathy (IgAN), a progressive autoimmune kidney disease that can lead to kidney failure. Currently in Phase 1 testing in healthy volunteers, JADE101 has demonstrated ultra-high binding affinity in preclinical studies and is engineered for half-life extension, aiming to combine the disease-modifying efficacy of the anti-APRIL mechanism through a long dosing interval with patient-friendly subcutaneous dosing. Its favorable and differentiated preclinical safety, pharmacokinetic and pharmacodynamic profile in non-human primates supports the potential for infrequent dosing and a best-in-class therapeutic profile.

Jade is developing JADE101 with the goal of transforming the treatment paradigm for IgAN and other autoimmune diseases. The company believes selective anti-APRIL therapies are poised to become foundational treatments in IgAN, potentially moving to frontline therapy by delivering disease-modifying efficacy, including durable reductions in pathogenic IgA and proteinuria and stabilization of kidney function, without unnecessary immune suppression.

Key upcoming anticipated JADE101 milestones:

•

Phase 1 interim results from the ongoing healthy volunteer study expected in the first half of 2026 are anticipated to define dose and dose interval selection for Phase 2 and Phase 3 IgAN patient studies.

•	Jade expects to initiate a Phase 2 clinical trial in patients with IgAN mid-2026, with preliminary data anticipated in 2027.

JADE201: Half-Life Extended, Afucosylated Anti-BAFF Receptor Monoclonal Antibody in Development for Autoimmune Diseases

JADE201 is a half-life extended, enhanced effector function monoclonal antibody targeting the B-cell activating factor receptor (BAFF-R). JADE201 is designed to build on the differentiated dual mechanism of prior anti-BAFF-R antibodies to deplete B cells, while addressing limitations such as short half-life through the incorporation of half-life extension technology, with the goal of prolonging receptor coverage and enabling less frequent subcutaneous dosing. This approach has the potential to deliver deeper and more durable B-cell depletion than existing therapies, translating into enhanced efficacy and reduced treatment burden for patients.

Key upcoming anticipated JADE201 milestones:

•	A first-in-human study initially evaluating JADE201 in patients with rheumatoid arthritis is expected to begin in the second quarter of 2026, with interim data anticipated in 2027.

•

The randomized, placebo-controlled, single ascending dose trial will evaluate safety, tolerability, pharmacokinetics, and pharmacodynamics, incorporating biomarker-rich endpoints such as BAFF-R occupancy, soluble BAFF levels, and B-cell subpopulation profiling.

•	With its differentiated mechanism and engineering, JADE201 has broad potential across a range of autoimmune diseases validated by BAFF-R biology.

Broader Autoimmune Pipeline

Key pipeline milestones:

•	Nominated development candidate, JADE301, an undisclosed antibody program.

•	JADE301 is currently in preclinical testing and is expected to enter first-in-human study in the first half of 2027.

•	Further details on JADE301 are expected to be disclosed in the second half of 2026.

Financial Update

Jade expects to report that its cash, cash equivalents and investments as of December 31, 2025 were approximately $336 million, which is expected to fund operations into the first half of 2028.

Jade has not yet completed its quarter- or year-end financial close process for the period ended December 31, 2025. This estimate of the Company’s cash, cash equivalents and investments as of December 31, 2025 is preliminary, has not been audited and is subject to change upon completion of the company’s financial statement closing procedures and the completion of the audit of the 2025 financial statements. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2025. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it.

J.P. Morgan Healthcare Conference Presentation

Jade to present a company overview and 2026 outlook at the 44th Annual J.P. Morgan Healthcare Conference on Thursday, January 15, 2026, at 11:15 a.m. PT. A live audio webcast of the presentation and a replay will be available on the Company’s website at JadeBiosciences.com. Members of the Jade management team will host one-on-one investor meetings during the conference.

About Jade Biosciences, Inc.

Jade Biosciences is a clinical-stage biotechnology company focused on developing best-in-class therapies that address critical unmet needs in autoimmune diseases. Jade’s lead candidate, JADE101, targets the cytokine APRIL, and is currently being evaluated in a Phase 1 clinical trial for the treatment of immunoglobulin A nephropathy. Jade’s pipeline also includes JADE201, an afucosylated anti-BAFF-R monoclonal antibody, as well as JADE301, an undisclosed antibody program, both currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit JadeBiosciences.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Jade’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Jade’s ability to achieve the expected benefits or opportunities with respect to JADE101, JADE201 and JADE301; the expected timelines for interim data from the Phase 1 clinical trial of JADE101, initiation of the Phase 2 clinical trial of JADE101 and the Phase 1 clinical trials of JADE201 and JADE301, and the availability of data from such trials; plans for future clinical trials; the potential for anti-APRIL therapies to become foundational treatments or frontline therapy for IgAN; the potential of Jade’s product candidates to become best-in-class therapies; their potential therapeutic uses, efficacy, durability, safety profiles, and dosing; and the expectation that Jade’s runway will extend into the first half of 2028. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Jade will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the Phase 1 clinical trial of JADE101, the planned trials of JADE101, JADE201 and JADE301, and any other clinical trials may be delayed or may not demonstrate desirable efficacy; adverse events and safety signals may occur; Jade may experience unanticipated costs, difficulties or delays in the product development process; Jade’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; enrollment or regulatory challenges; risks associated with Jade’s dependence on third-party vendors for the development, manufacture and supply of its product candidates; Jade may use its capital resources sooner than expected; and the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025). Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contact

Priyanka Shah

Media@JadeBiosciences.com

IR@JadeBiosciences.com

908-447-6134